EXHIBIT 21
SUBSIDIARIES OF REGISTRANT
     QUALCOMM Atheros, Inc. (QCA), a Delaware Corporation, is a wholly-owned subsidiary of the Company. QCA and its subsidiaries, Atheros Communications KK, incorporated in Japan, Atheros International LLC, incorporated in Delaware, Atheros Korea, Ltd., incorporated in Korea, Atheros Powerline, LLC, incorporated in Delaware, and QUALCOMM Atheros Canada Corporation, incorporated in Canada, do business under their own names. The Company consolidates QCA in its financial statements.
QUALCOMM Global Trading, Inc. (QGT), a British Virgin Islands corporation, is a wholly-owned subsidiary of the Company. QGT and its subsidiaries, Atheros Communications India Private Limited, incorporated in India, Atheros India, LLC, Incorporated in Delaware, DSPmicro Beijing Co., Ltd., incorporated in China, DSPmicro Inc., incorporated in the Cayman Islands, Global Wireless Application Services Private Limited, incorporated in India, GPSNet Holdings, Windsor Inc., incorporated in Canada, GPSNet Technologies, Inc., incorporated in Canada, Opulan Technologies Corp., incorporated in the Cayman Islands, Opulan Technologies Corp. HK Limited, incorporated in Hong Kong, Opulan Technologies (Shanghai) Co., Ltd., incorporated in China, QUALCOMM Asia Pacific Pte. Ltd., incorporated in Singapore, QUALCOMM Atheros Finland Oy, incorporated in Finland, QUALCOMM Atheros Gmbh, incorporated in Germany, QUALCOMM Atheros Hong Kong Limited, incorporated in Hong Kong, QUALCOMM Atheros International Ltd., incorporated in Bermuda, QUALCOMM Atheros International (Shanghai) Co., Ltd., incorporated in China, QUALCOMM Atheros (Macao Communication Offshore) Limited, incorporated in Macao, QUALCOMM Atheros Networks Ltd., incorporated in Bermuda, QUALCOMM Atheros (Shanghai) Co., Ltd., incorporated in China, QUALCOMM Atheros Taiwan Corporation, incorporated in Taiwan, QUALCOMM Atheros Technology Ltd., incorporated in Bermuda, QUALCOMM Atheros UK Limited, incorporated in the United Kingdom, QUALCOMM Canada Inc., incorporated in Canada, QUALCOMM CDMA Technologies Asia-Pacific Pte. Ltd., incorporated in Singapore, QUALCOMM CDMA Technologies GmbH, incorporated in Germany, QUALCOMM CDMA Technologies (Korea) Y.H., incorporated in South Korea, QUALCOMM CDMA Technologies Malaysia SDN.BHD, incorporated in Malaysia, QUALCOMM CDMA Technologies, Y.K., incorporated in Japan, QUALCOMM Communication Technologies Ltd., incorporated in Taiwan, QUALCOMM Display Corporation, incorporated in Taiwan, QUALCOMM Finland Oy, incorporated in Finland, QUALCOMM GT Holdings, Inc., incorporated in the British Virgin Islands, QUALCOMM India Private Limited, incorporated in India, QUALCOMM Italia S.r.l., incorporated in Italy, QUALCOMM Mauritius Holdings Limited, incorporated in Mauritius, QUALCOMM Netherlands B.V., incorporated in the Netherlands, QUALCOMM New Zealand Limited, incorporated in New Zealand, QUALCOMM (UK) Limited, incorporated in the United Kingdom, QUALCOMM Wireless Semi Conductor Technologies Limited, incorporated in China, Spike Technologies LLC, registered in California, Wireless Broadband Business Services (Delhi) Private Limited, incorporated in India, Wireless Broadband Business Services (Haryana) Private Limited, incorporated in India, Wireless Broadband Business Services (Kerala) Private Limited, incorporated in India, and Wireless Business Services Private Limited, incorporated in India, do business under their own names. The Company consolidates QGT in its financial statements.
The names of other subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.